Exhibit 99.1

Press Release

Knoll, Inc. Agrees to Acquire Edelman Leather

EAST GREENVILLE, PA, September 13, 2007—Knoll, Inc. (NYSE: KNL) today announced that a wholly-owned subsidiary entered an asset purchase agreement pursuant to which it will acquire Teddy and Arthur Edelman, Limited, purveyors of fine leathers to the residential, hospitality, aviation and contract office furniture markets.

Andrew B. Cogan, Knoll CEO, said, “The strategic acquisition of Edelman is consistent with our strategy of building sales in our high design, high margin specialty businesses, which appeal to both business buyers and consumers worldwide. Edelman’s reputation in the design community for unique leathers and its showroom network as well as its storied history is highly complementary in terms of culture, customers, markets and products. We welcome Edelman Leather into the Knoll fold.”

John Edelman, a son of the Company’s founders, who will continue to serve as President of Edelman Leather, commented, “It is a joy to see Edelman become part of the Knoll family. On behalf of my parents, Teddy and Arthur, who founded the company over 25 years ago, we look forward to working with Knoll to continue to expand our brand and presence globally.”

Knoll will acquire Edelman for approximately $67.0 million in cash, plus the assumption of debt not to exceed $3.7 million and certain contingent payouts based on the future success of the business. The Company expects the transaction to be accretive in 2008. Consummation of the transaction is subject to customary conditions, including expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period, but is expected to be completed early in the fourth quarter of 2007.

Edelman Leather will continue to operate as an independent company and will maintain its own headquarters and distribution center in New Milford, CT. In addition to John Edelman continuing to serve as President of Edelman Leather, John McPhee will continue in his role as Chief Operating Officer.

Since 1938, Knoll has been recognized internationally for creating workplace and residential furnishings that inspire, evolve and endure. Today, our commitment to modern design, our understanding of the workplace and our dedication to sustainable design has yielded a unique portfolio of products that respond and adapt to changing needs. Knoll is aligned with the U.S. Green Building Council and can help companies, healthcare organizations and educational institutions achieve Leadership in Energy and Environmental Design (LEED® ) workplace certification. Knoll is the contract furniture industry’s first member of the Chicago Climate Exchange (CCX®) and is the founding sponsor of the World Monuments Fund Modernism at Risk program.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.’s expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward- looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll’s new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed office furniture solutions, changes in the competitive marketplace, changes in the trends in the market for office furniture, the ability to consummate the transaction or to successfully integrate and manage the acquired business, and other risks identified in Knoll’s annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll’s control.

Investors:

Barry L. McCabe

Senior Vice President and Chief Financial Officer

215 679-1301

bmccabe@knoll.com

Media:

David E. Bright

Vice President, Communications

212 343-4135

dbright@knoll.com